SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BIOENERGY, INC.
 (Exact name of registrant as specified in its charter)

Nevada	20-4907818
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3702 South Virginia Street G12 – 401 Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [X]

Securities Act registration statement file number to which this form relates: 333-138074
 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001
 (Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form SB-2 filed with the commission on October 19, 2006 (File No. 333-138074) is incorporated by reference into this registration statement.

Item 2.  Exhibits

Exhibit
Number	Description
3.1*	Our Articles of Incorporation dated May 8, 2006
3.2*	Bylaws
4.1*	Specimen ordinary share certificate
5.1*	Opinion of Fraser & Company LLP regarding the legality of the securities being registered
23.1*	Consent of Fraser and Company LLP
23.2*	Consent of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants
24.1*	Power of Attorney (contained on the signature pages of this registration statement)
99.1*	Form of Subscription Agreement between BioEnergy Inc. and each of the following persons: (omitted)
*Previously filed on our Registration Statement Form SB-2 on October 19, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: May 13, 2008

Bioenergy, Inc.

By:       /s/ Min Ge
             Min Ge
Title:    President, CEO and Director